SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 10, 1997

                          VICTORMAXX TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

Illinois                            0-26328                 36-3971950
(State or other jurisdiction of     (Commission             (I.R.S. Employer
incorporation or organization)      file number)            Identification No.)

1202N 75th Street, Suite 243, Downers Grove, Illinois       60516
(Address of principal executive offices)                    (Zip code)

Registrant's telephone number, including area code: (630) 654-4398
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Item 2.  Acquisition of Assets

On April 10, 1997, VictorMaxx Technologies, Inc. (the "Company") entered into an agreement to acquire all of the outstanding capital stock of Rusty's Ribs of America, Inc. ("Rusty's"). The transaction, which is expected to close in early May 1997, is contingent upon the fulfillment of certain conditions by both of the parties. The Company will account for the acquisition as a purchase.

The Company will issue 11,120,000 shares of its common stock to the shareholders of Rusty's, as well as options to purchase an additional 10,000,000 shares of its common stock at an exercise price of $.50 per share. Mr. Kevin Koy, the former President, Chief Executive Officer and a Director of the Company, is affiliated with Rusty's. Additionally, the Company will issue 1,550,000 shares of its common stock and options to purchase an additional 140,000 shares of its common stock at an exercise price of $.40 per share to certain creditors of the Company in full satisfaction of their claims against the Company. The creditor group includes Mr. Koy and all of the current officers and directors of the Company, including Richard H. Currie, President, Chief Executive Officer and a Director, Max Minkoff, Vice President and a Director and Glenn Petersen, Senior Vice President, Chief Financial Officer and a Director. Additionally, the Company will issue 1,200,000 shares of its common stock and preferred stock convertible into 800,000 shares of its common stock to the group of individuals responsible for structuring the transaction. Included in this group are Mr. Koy and Mr. Petersen.

Rusty's currently owns and operates two restaurants, one under the name Brother's Ribs in Lake Zurich, Illinois and a second operating under the name Rusty's Hickory House in Aspen, Colorado. It has reached a tentative agreement to acquire a third location and plans to create a national chain of franchised and company-owned barbecued rib and chicken restaurants to be known as Rusty's Ribs. There can be no assurances that Rusty's will acquire the third location or succeed with its plans to create a national chain of restaurants.

Item 7.  Financial Statements and Exhibits

(a) As of the date of this report, it is impracticable to provide the required financial statements for Rusty's. The required financial statements will be filed with an amendment to this report within 60 days of the date of this report.

(c)   Exhibits in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit 2.2 Agreement and Plan of Reorganization between VictorMaxx
            Technologies, Inc. and Rusty's Ribs of America, Inc. as of April 10, 1997.

                                   SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

                                 VICTORMAXX TECHNOLOGIES, INC.

                                 By: /s/ Glenn Petersen
                                     ------------------------------------------
                                     Glenn Petersen
                                     Vice President and Chief Financial Officer

Dated: April 15, 1997